Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF JUNE 30, 2017

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$22,362
Cash equivalents held in trust	7,503
Total investments held in trust	29,865
Cash and cash equivalents	544
Fixed-maturity securities, at fair value	1,700
Accrued investment income	133
Premiums receivable	117
Total assets	$32,359

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$230
Unearned premiums	35
Accrued ceding commission expense	13
Other liabilities	130
Total liabilities	408
Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained deficit	(37,929)
Total stockholder’s equity	31,951
Total liabilities and stockholder’s equity	$32,359

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED JUNE 30, 2017

(in thousands)

Revenues:
Premiums earned	$113
Net investment income	11
Total revenues	124
Expenses:
Underwriting expense	33
General and administrative expenses	134
Total expenses	167
Loss before federal income taxes	(43)
Federal income tax expense	—
Net loss	$(43)